UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2024

TreeHouse Foods, Inc.
(Exact name of registrant as specified in charter)

Commission File Number: 001-32504

Delaware		20-2311383
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook	IL	60523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Scott Tassani, 53, has been appointed Executive Vice President, Business President and Chief Commercial Officer of TreeHouse Foods, Inc. (the “Company”) effective February 5, 2024. Mr. Tassani previously served as President and Chief Operating Officer of Meati Inc. from December 2021 to January 2024. Prior to his role at Meati Inc., Mr. Tassani held various leadership roles at General Mills, where he spent over 29 years and most recently served as President and Chief Customer Officer from January 2017 until August 2021. He holds a bachelor’s degree in marketing & management with a minor in psychology from Indiana University.

Under the terms of his employment, as agreed with the Company, Mr. Tassani will be entitled to (i) an annual base salary of $575,000; (ii) a target cash bonus opportunity under the Company’s Annual Short-Term Incentive Plan at 75% of his base salary, subject to such terms as set by the Compensation Committee of the Company’s Board of Directors, with an annual payout up to 200% of his target depending upon performance against the financial and strategic metrics set by the Company, prorated based on the effective date of his hire for the 2024 plan year; (iii) participation in the Company’s Equity and Incentive Plan with an annual long term incentive plan award beginning in March 2024, which will be comprised of a blend of restricted stock units (“RSUs”) and performance stock units (“PSUs”) with a targeted aggregate grant date value of 200% of his base salary. The RSUs will vest ratably over three years and the PSUs will vest on the third anniversary of the grant date if specific performance criteria as set by the Compensation Committee of the Company’s Board of Directors are achieved; (iv) a RSU grant equivalent to target value of $1,000,000, which vest ratably over three year period; (v) a lump sum sign on bonus of $382,500 in cash, which if Mr. Tassani were to voluntarily leave the Company within one year of this payment, would require he pay back the entire amount; this repayment obligation will reduce to 50% if Mr. Tassani were to voluntarily leave the Company in his second year of employment; (vi) a lump sum of $100,000 in cash in lieu of relocation benefits; and (vii) an annual perquisite allowance of $10,000.

There are no arrangements or understandings between Mr. Tassani and any other person pursuant to which Mr. Tassani was appointed to serve as Executive Vice President, Business President and Chief Commercial Officer of the Company. There are no family relationships between Mr. Tassani and any director or executive officer of the Company, and Mr. Tassani does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	February 2, 2024	By:	/s/ Kristy N. Waterman
Kristy N. Waterman

Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary